Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

PowerReviews, Inc.

San Francisco, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Form S-1) of our report dated May 9, 2012, except for Note 2, Capitalized Software and Note 11 as to which the date is June 22, 2012, relating to the financial statements of PowerReviews, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Francisco, California

June 26, 2012